Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-122347 on Form S-8 of our report dated March 17, 2006, related to the consolidated financial statements of Q Comm International, Inc. and subsidiaries as of December 31, 2005, and for the year then ended, appearing in the Annual Report on Form 10-K of Q Comm International, Inc. for the year ended December 31, 2005.

/s/ HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
March 31, 2006